SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Definitive Agreements

On October 15, 2008, the Registrant announced that it entered into the following definitive agreements:  (i) an Amending Agreement made as of October 15, 2008 (the “Senior Bank Facility Amending Agreement”) to amend the senior secured revolving credit facility (the “Senior Bank Facility”) with a Canadian chartered bank; and (ii) the Fourth Amending Agreement in Respect of the Bridge Loan Agreement between the Registrant, MID Islandi SF (“MIDI”) and the Guarantors set forth therein, dated as of October 15, 2008 (the “Bridge Loan Amending Agreement”).

The following descriptions of the Senior Bank Facility Amending Agreement and the Bridge Loan Amending Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2 hereto that are incorporated by reference herein.

(i)            Senior Bank Facility Amending Agreement

The maturity date of the Senior Bank Facility was extended from October 15, 2008 to November 17, 2008. In connection with the amendment and extension of the Senior Bank Facility, the Registrant incurred a fee of $0.4 million.

(ii)           Bridge Loan Amending Agreement

The maturity date of the bridge loan was extended from October 31, 2008 to December 1, 2008, the maximum commitment available was increased from $110 to $125.0 million and the Registrant is now also permitted to redraw amounts that it repaid in July 2008 (approximately $4.5 million) such that the amount available to the Registrant under the bridge loan will be increased by approximately $19.5 million. In connection with the amendment and extension of the bridge loan, the Registrant incurred a fee of $1.25 million.

Item 8.01       Other Events

Gulfstream Park Financing

The Registrant also announced, on October 15, 2008 that it received a notice from MIDI advising that a required repayment of $100.0 million under the Gulfstream Park project financing facility with MIDI has also been extended to December 1, 2008, during which time any repayments made under the Gulfstream Park facility or Remington Park facility will not be subject to a make-whole payment.  In connection with the extension of the repayment obligation under the Gulfstream Park facility, the Registrant incurred a fee of $1.0 million.

Special Committee Process

Consideration of the amendments to the financing arrangements with MIDI was supervised by the Special Committee of the Registrant’s board of directors consisting of Jerry D. Campbell (Chairman), Anthony J. Campbell and William J. Menear. The approval of the Registrant’s board followed a favorable recommendation of the Special Committee.

Item 9.01       Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Eighteenth Amending Agreement between the Registrant, the Guarantors set forth therein and the Bank of Montreal, made as of October 15, 2008 to amend the Senior Bank Facility.

Exhibit 10.2	Fourth Amending Agreement in Respect of the Bridge Loan Agreement between the Registrant, the Guarantors and MID Islandi SF dated as of October 15, 2008.

Exhibit 99.1	Copy of Registrant’s Press Release dated October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

October 17, 2008

	by:	/s/ William G. Ford

William G. Ford Secretary